SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2004

Delco Remy International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana		46013 (Zip Code)
(Address of principal executive offices)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On March 30, 2004, Delco Remy International, Inc. issued a press release announcing plans to issue $125 million of Second-Priority Senior Secured Floating Rate Notes due 2009 and $150 million of Senior Subordinated Notes due 2012. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated March 30, 2004, announcing plans to issue $125 million of Second-Priority Senior Secured Floating Rate Notes due 2009 and $150 million of Senior Subordinated Notes due 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCO REMY INTERNATIONAL, INC.

Date: March 30, 2004	By:	/s/ Rajesh K. Shah

Name: Rajesh K. Shah Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated March 30, 2004, announcing plans to issue $125 million of Second-Priority Senior Secured Floating Rate Notes due 2009 and $150 million of Senior Subordinated Notes due 2012.